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                                  EXHIBIT 23.2
                         CONSENT OF INDEPENDENT AUDITORS


                         Consent of HJ & Associates, LLC

                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement of Computerized Thermal Imaging, Inc. on Form S-8 of our report, dated September 1, 2000, appearing in the Annual Report on Form 10-K of Computerized Thermal Imaging, Inc. for the year ended June 30, 2000. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.




/s/HJ & Associates, LLC
------------------------------
HJ & Associates, LLC

Salt Lake City, Utah
Date: July 9, 2002